UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2006

Savient Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15313	13-3033811

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

One Tower Center, 14th Floor East Brunswick, New Jersey 08816

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 418-9300

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 23, 2006, Savient Pharmaceuticals, Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with Paul Hamelin defining the terms of his employment with the Company as Senior Vice President – Commercial Operations.

The Agreement is for an initial three-year term and is automatically renewable for additional one-year terms unless either the Company or Mr. Hamelin gives notice of non-renewal at least 90 days prior to the expiration date of the Agreement. Pursuant to the Agreement, Mr. Hamelin is currently entitled to an annual salary of $315,000. In addition, Mr. Hamelin is eligible to participate in the Company’s bonus, long-term incentive and other benefit programs.

The terms “Change of Control of the Company”, “Good Reason” and “Cause” are each defined below.

In the event Mr. Hamelin’ employment is terminated by the Company at any time for any reason other than Cause, or Mr. Hamelin terminates his employment for Good Reason, the Company is required to pay Mr. Hamelin a payment equal to the product determined by multiplying his base salary and his targeted annual bonus by the Service Multiplier in periodic payments in accordance with the Company’s payroll policies. The Service Multiplier is the number determined by dividing (a) the lesser of (1) the full number of months since the commencement of Mr. Hamelin’s employment under the Agreement (but not less than six months) and (2) eighteen by (b) twelve. Mr. Hamelin will receive continuation of medical, life and disability insurance and similar welfare benefits for that number of months equal to the Service Multiplier times twelve. However, the Service Multiplier is 2 if within 24 months following a Change in Control of the Company, the Company terminates Mr. Hamelin for any reason other than Cause, death or disability or fail to renew the Agreement (if it would otherwise have expired during the period) or Mr. Hamelin terminates his employment for Good Reason, or the Company or a successor materially breaches any material provision of the Agreement.

Mr. Hamelin agreed pursuant to the terms of Agreement that $40,000 of the aforementioned amount to which he is entitled will be withheld by the Company for twelve months following the termination of the Agreement to ensure compliance with the non-solicitation and non-competition covenants of the Agreement described below, except there is no withholding if the termination is within 24 months of a Change in Control of the Company. Following Mr. Hamelin’s termination of employment for any reason other than for Cause, the Company will reimburse him for the costs of all outplacement services obtained by him for one year from the termination of his employment, up to a maximum of 10% of his base salary in effect on the date of the termination.

Mr. Hamelin agreed that during the term of the Agreement and for six months thereafter he will not compete with the Company. In addition, Mr. Hamelin agreed that during the term of the Agreement and for twelve months thereafter he will not solicit the Company’s employees. These covenants terminate if, following a Change in Control of the Company, the Company terminates his employment without Cause or if he terminates his employment for Good Reason.

For purposes of the Agreement, a “Change in Control of the Company” shall be deemed to occur as of the first day that any one or more of the following conditions is satisfied:

(a)	any consolidation or merger in which the Company is not the continuing or surviving entity or pursuant to which shares of the Company’s common stock would be converted into cash, securities or other property, other than (i) a merger of the Company in which the holders of the Company’s common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) a consolidation or merger that would result in the Company’s voting securities outstanding immediately prior thereto continuing to represent (by being converted into voting securities of the continuing or surviving entity) more than 50% of the combined voting power of the voting securities of the continuing or surviving entity immediately after such consolidation or merger and that would result in the members of the Board immediately prior to such consolidation or merger (including for this purpose any individuals whose election or nomination for election was approved by a vote of at least two-thirds of such members) constituting a majority of the Board (or equivalent governing body) of the continuing or surviving entity immediately after such consolidation or merger;

(b)	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the Company’s assets;

(c)	the Company’s stockholders approve any plan or proposal for its liquidation or dissolution;

(d)	any person shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 40% or more of the Company’s outstanding common stock other than pursuant to a plan or arrangement entered into by such person and the Company; or

(e)	during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority of the Board unless the election or nomination for election by the Company’s stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

For purposes of the Agreement, “Cause” means: (a) Mr. Hamelin materially breached any of the terms of the Agreement and fails to correct such breach within 15 days after written notice thereof from the Company; (b) Mr. Hamelin is convicted of a criminal offense involving a felony giving rise to a sentence of imprisonment; (c) Mr. Hamelin breaches a fiduciary trust for the purpose of gaining a personal profit, including, without limitation, embezzlement; or (d) despite adequate warnings, Mr. Hamelin intentionally and willfully fails to perform reasonably assigned duties within the normal and customary scope of his position.

For purposes of the Agreement, “Good Reason” means the occurrence of one of the following events: (a) a reduction in base salary; (b) a failure to maintain benefits under or relative level of participation in the Company’s employee benefit or retirement plans; (c) a failure to require a successor company to assume and agree to perform the Company’s obligations under the Agreement; and (d) upon a Change in Control of the Company and within 24 months thereafter (i) requiring Mr. Hamelin to be based at a location requiring him to travel an additional 35 miles per day, (ii) requiring Mr. Hamelin to report to a lower level employee, or (iii) demoting Mr. Hamelin.

This summary of the Agreement is qualified in its entirety by the terms and conditions of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02  Termination of a Material Definitive Agreement.

On May 19, 2006, David Fink resigned as Senior Vice President – Commercial Operations of Savient Phamaceuticals, Inc. (the “Company”), and the Employment Agreement, dated May 23, 2005, between the Company and Mr. Fink was terminated.

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVIENT PHARMACEUTICALS, INC.

Date: May 25, 2006	By:	/s/ Philip K. Yachmetz

Philip K. Yachmetz Executive Vice President & Chief Business Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated May 23, 2006, between the Company and Paul Hamelin